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              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the "Meeting") of Sherritt International Corporation (the "Corporation") will be held at the Art Gallery of Ontario, Jackman Hall, 317 Dundas Street West, Toronto, Ontario on Thursday, May 30, 2002 at 10:00 a.m. (Toronto time).

BUSINESS OF THE MEETING

(1) to receive the consolidated financial statements of the Corporation for the financial year ended December 31, 2001, together with the report of the auditors thereon;

(2) to elect directors;

(3) to appoint auditors and authorize the directors to fix their remuneration;

(4) to consider and, if thought fit, approve a resolution authorizing, subject to regulatory approval, an amendment to the employee share purchase plan of the Corporation increasing the number of shares issuable thereunder by 400,000 to a total of 800,000, the full text of which resolution is set out in Schedule "A" to the accompanying Management Information Circular; and

(5) to transact such other business, if any, as may properly come before the Meeting.

    The accompanying Management Information Circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this Notice.

    If you are not able to be present at the Meeting, please exercise your right to vote by signing and returning the enclosed form of proxy in the envelope provided for that purpose. Proxies must be received by CIBC Mellon Trust Company, Proxy Department, 200 Queen's Quay East, Unit 6, Toronto, Ontario,
M5A 4K9, so as to arrive in time for use at the Meeting or, if the Meeting is adjourned, before any adjourned meeting is reconvened.

    DATED at Toronto, Ontario, this 15th day of April, 2002.

                                          By Order of the Board

                                          [SIGNATURE]

                                          SAMUEL W. INGRAM
                                          Senior Vice President,
                                          General Counsel and Corporate
                                          Secretary
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                        MANAGEMENT INFORMATION CIRCULAR

                            SOLICITATION OF PROXIES

    The information contained in this information circular (the "Circular") is furnished in connection with the solicitation by the management of Sherritt International Corporation (the "Corporation") of proxies for use at the annual and special meeting of shareholders (the "Meeting") of the Corporation to be held on May 30, 2002 at 10:00 a.m. at the Art Gallery of Ontario, Jackman Hall, 317 Dundas Street West, Toronto, Ontario, and at all adjournments thereof, for the purposes set forth in the notice of meeting (the "Notice"). It is expected that the solicitation will be made primarily by mail but proxies may be solicited personally by employees of the Corporation. THE SOLICITATION OF PROXIES BY THIS CIRCULAR IS BEING MADE BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION and the total cost of the solicitation will be borne by the Corporation. The information contained herein, unless otherwise stated, is given as at April 12, 2002.

    Copies of the Corporation's latest annual information form (together with the documents incorporated therein by reference), the consolidated financial statements of the Corporation for 2001 together with the report of the auditors thereon, the management's discussion and analysis of the Corporation's financial condition and results of operations for 2001, the interim financial statements of the Corporation for periods subsequent to the end of the Corporation's last fiscal year and this circular are available upon request from the Secretary of the Corporation.

                              APPOINTMENT OF PROXY

    The persons named in the accompanying form of proxy are representatives of management and are officers of the Corporation. A shareholder desiring to appoint some other person to represent him or her at the Meeting may do so either by inserting the name of such person in the space provided in the form of proxy or by completing another proper form of proxy. Such person need not be a shareholder of the Corporation. To be valid, proxies must be deposited with the Corporation's transfer agent and registrar, CIBC Mellon Trust Company, in time for use at the Meeting.

NON-REGISTERED HOLDERS

    Only registered holders of Restricted Voting Shares of the Corporation, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Restricted Voting Shares of the Corporation beneficially owned by a holder (a "Non-Registered Holder") are registered either:

    A. in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

    B. in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

    In accordance with the requirements of National Policy Statement No. 41 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice, this Circular, the form of proxy, the 2001 annual report (which includes management's discussion and analysis) (collectively, the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

    Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Typically, Intermediaries will use a service company (such as ADP Independent Investor Communications Corporation ("IICC")) to forward the meeting materials to Non-Registered Holders.

    Generally, Non-Registered Holders who have not waived the right to receive meeting materials will:

    A. have received as part of the meeting materials a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions on the voting

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       instruction form; voting instruction forms sent by IICC permit the completion of the voting instruction form by telephone or through the Internet at www.proxyvotecanada.com;

    or

    B. less typically, be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with CIBC Mellon Trust Company, Proxy Department, 200 Queen's Quay East, Unit 6, Toronto, Ontario, M5A 4K9 as described above;

    The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. IN EITHER CASE, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES AND THEIR SERVICE COMPANIES.

                                   REVOCATION

    A registered shareholder who has given a proxy may revoke the proxy by:

    1. completing and signing a proxy bearing a later date and depositing it with CIBC Mellon Trust Company as described above; or

    2. depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of the Meeting, at which the proxy is to be used, or (ii) with the chairman of the Meeting prior to the commencement of the meeting on the day of the Meeting or any adjournment of the Meeting; or

    3.  in any other manner permitted by law.

    A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive meeting materials and to vote given to an Intermediary, at any time by written notice to the Intermediary, except that an Intermediary is not required to act on, a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.

                               VOTING OF PROXIES

    Shares represented by properly executed proxies in favour of persons designated in the printed portion of the form of proxy distributed to shareholders WILL, UNLESS OTHERWISE INDICATED, BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION, AND FOR THE RESOLUTION INCREASING THE NUMBER OF RESTRICTED VOTING SHARES ISSUABLE PURSUANT TO THE CORPORATION'S EMPLOYEE SHARE PURCHASE PLAN. Under cumulative voting, applicable to the Corporation as provided in the BUSINESS CORPORATIONS ACT (New Brunswick), each holder of shares entitled to vote for the election of directors may cast a number of votes equal to the number of votes attached to the shares held by that shareholder multiplied by the number of directors to be elected, and such shareholder may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. ON ANY BALLOT THAT MAY BE CALLED FOR THE ELECTION OF DIRECTORS, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO CAST THE VOTES TO WHICH THE SHARES REPRESENTED BY SUCH PROXY ARE ENTITLED EQUALLY AMONG ALL THE PROPOSED NOMINEES WHOSE NAMES ARE SET FORTH IN THE TABLE UNDER "ELECTION OF

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DIRECTORS" BELOW, EXCEPT THOSE, IF ANY, EXCLUDED BY THE SHAREHOLDER IN THE
PROXY, OR UNLESS THE SHAREHOLDER WHO HAS GIVEN SUCH PROXY HAS DIRECTED THAT THE SHARES BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

    The form of proxy distributed to shareholders confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice, or other matters which may properly come before the Meeting. At the time of printing this Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

                  VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

    The authorized share capital of the Corporation consists of 100 Multiple Voting Shares and an unlimited number of Restricted Voting Shares. All of the authorized Multiple Voting Shares are outstanding and are owned by Ian W. Delaney. As of April 12, 2002, there were 97,711,767 Restricted Voting Shares outstanding. The holder of Multiple Voting Shares is entitled by the provisions of the articles of the Corporation to elect a majority of the board of directors of the Corporation under the cumulative voting provisions of the BUSINESS CORPORATIONS ACT (New Brunswick). The rights attaching to the Multiple Voting Shares are subject to the limitations contained in the articles of the Corporation. The Multiple Voting Shares are non-transferable and automatically convert into Restricted Voting Shares on a share per share basis upon Mr. Delaney ceasing to be a director of the Corporation or upon his incapacity, death or the tenth anniversary of the date on which the Multiple Voting Shares were issued to Mr. Delaney, whichever occurs first. Each holder of Restricted Voting Shares of record at the close of business on April 18, 2002, the record date established for the notice of Meeting, will be entitled to one vote for each Restricted Voting Share held by him or her. Under the cumulative voting provisions, each holder of shares of the Corporation, entitled to vote for the election of directors, has the right to cast a number of votes equal to the number of votes attached to the shares held by that shareholder multiplied by the number of directors to be elected. A shareholder may cast all such votes in favour of one nominee or distribute them among the nominees in any manner. See "Voting of Proxies", above.

    To the knowledge of the directors and senior officers of the Corporation, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation except as follows: Mr. Delaney is the holder of all of the Multiple Voting Shares.

                     MATTERS REQUIRING SHAREHOLDER APPROVAL

ELECTION OF DIRECTORS

    The number of directors to be elected at the Meeting is five. The management representatives designated in the enclosed form of proxy intend to vote for the election as directors of the Corporation of the proposed nominees whose names are set out below, as described above under "Voting of Proxies". The term of office of each of the following proposed nominees will expire at the next annual meeting of shareholders of the Corporation or when a successor is duly elected or appointed unless his office is earlier vacated in accordance with the bylaws.

    Stated below is the name of each person proposed to be nominated by management as a director, all positions and offices with the Corporation currently held by him, if any, his present principal occupation or employment and the number of securities of each class of voting securities of the Corporation beneficially owned by him, directly or indirectly, or over which he exercises control or direction. All of the following nominees became directors of the Corporation on November 24, 1995, with the exception of Mr. Delaney, who became a director on October 25, 1995 and Mr. Maschmeyer who became a director on February 28, 2002.

                           POSITION WITH
NAME                       THE CORPORATION                 PRINCIPAL OCCUPATION                   SECURITIES HELD
----                       ---------------          -----------------------------------  ----------------------------------
Ian W. Delaney(1,4     )   Director and Chairman    Chairman of the Corporation          100 Multiple Voting Shares,
                                                                                         1,463,179 Restricted Voting Shares

Daniel P. Owen(1,2,3,4,5)  Director                 Chairman of Molin Holdings Limited   400,000 Restricted Voting Shares
                                                    (an investment management company)

Rupert Pennant-Rea(1,2,3)  Director                 Chairman of The Stationery Office    2,000 Restricted Voting Shares
                                                    Group Ltd. (a publisher and
                                                    printer)

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
                           POSITION WITH
NAME                       THE CORPORATION                 PRINCIPAL OCCUPATION                   SECURITIES HELD
----                       ---------------          -----------------------------------  ----------------------------------
Sir Patrick Sheehy(1,2,5)  Director                 Chairman of Perpetual Income &       4,250 Restricted Voting Shares
                                                    Growth Investment Trust plc

Dennis G. Maschmeyer(4 )   Director and President   President and Chief Executive        1,825 Restricted Voting Shares
                           and Chief Executive      Officer of the Corporation
                           Officer

------------------------------

NOTES:

(1) Messrs. Delaney, Owen and Pennant-Rea and Sir Patrick Sheehy are members of the Audit Committee.

(2) Messrs. Owen and Pennant-Rea and Sir Patrick Sheehy are members of the Nominating Committee.

(3) Messrs. Owen and Pennant-Rea are members of the Environmental, Health and Safety Committee.

(4) Messrs. Delaney, Owen and Maschmeyer are members of the Compensation Committee.

(5) Mr. Owen and Sir Patrick Sheehy are members of the Reserve Committee.

    The information as to securities beneficially owned or over which the foregoing nominees exercise control or direction not being within the knowledge of the Corporation has been furnished by the respective directors individually.

    Management does not contemplate that any of the proposed nominees will be unable to serve as a director but if any of the nominees is for any reason unavailable to serve as a director prior to the Meeting, proxies in favour of management will be voted for another nominee in the proxy holder's discretion unless the shareholder has specified in the proxy that his or her shares are to be withheld from voting in the election of directors.

APPOINTMENT OF AUDITORS

    The persons named in the form of proxy in favour of management intend to vote for the re-appointment of Messrs. Deloitte & Touche LLP, Chartered Accountants, as Auditors of the Corporation and to authorize the directors to fix their remuneration. Deloitte & Touche LLP have served as auditors of the Corporation since November, 1995. In 2001, Deloitte & Touche LLP received approximately, $1.8 million on account of auditing services and $252,000 for other services. The Auditors did not render services in 2001 with respect to internal audit and information technology matters.

AMENDMENT TO THE CORPORATION'S EMPLOYEE SHARE PURCHASE PLAN

    The Corporation's employee share purchase plan (the "Plan") was created in early 1996 with a maximum number of 400,000 Restricted Voting Shares issuable pursuant to the Plan. (This maximum number was subject to adjustment pursuant to section 18 of the Plan, to reflect any subdivision, consolidation, amalgamation, reorganization or other changes in the authorized or issued capital of the Corporation. No such adjustments have ever been made pursuant to section 18 of the Plan.)

    The Plan is intended to allow eligible employees of the Corporation to purchase Restricted Voting Shares of the Corporation by means of automatic payroll deductions to a maximum amount equal to 5% of the eligible employee's annual compensation. The purchase price paid by employees under the Plan is based on a market value, determined as the weighted average trading price of the Restricted Voting Shares on The Toronto Stock Exchange for the 5 trading days immediately preceding the day in question. The purchase price is calculable by reference to the lower of the market value at the beginning, and at the end, of the purchase period. Purchase periods run for 24 months.

    Since 1996, eligible employees have purchased and subscribed for an aggregate of approximately 376,575 Restricted Voting Shares pursuant to the Plan.

    The Corporation proposes, subject to approval by The Toronto Stock Exchange and shareholder approval, to increase the number of Restricted Voting Shares which may be issued under the Plan to 800,000 Restricted Voting Shares. This increase, in the Corporation's view, is necessary because the former limit under the Plan, 400,000 Restricted Voting Shares, is being approached as a result of employee purchases over the last 6 years. The proposed increase of 400,000 shares represents less than one-half of one percent (0.5%) of the total number of Restricted Voting Shares issued and outstanding.

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    The resolution approving an increase in the number of Restricted Voting
Shares which may be issued under the Plan is set out in Schedule "A" to this Circular. In order to be effective, the resolution must be passed by a majority of the votes cast at the Meeting.

    UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY INTEND TO VOTE FOR THE APPROVAL OF THE RESOLUTION APPROVING THE INCREASE IN THE NUMBER OF RESTRICTED VOTING SHARES WHICH MAY BE ISSUED PURSUANT TO THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION.

                      STATEMENT OF EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2001

    The following table sets forth for the periods indicated, the compensation of the Corporation's Chairman, its current and former Presidents and Chief Executive Officers and the three other most highly compensated executive officers of the Corporation measured by base salary and bonuses paid in 2001 who were serving as an executive officer at December 31, 2001. Such executive officers are referred to as the "Named Executive Officers".

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                         ANNUAL COMPENSATION            AWARDS
                                                      --------------------------   ----------------
                                                                                   SECURITIES UNDER
                                                                  OTHER ANNUAL       OPTIONS/SARS        ALL OTHER
                                                       SALARY    COMPENSATION(1)      GRANTED(2)      COMPENSATION(3)
NAME AND PRINCIPAL POSITION                  YEAR       ($)            ($)               (#)                ($)
---------------------------                --------   --------   ---------------   ----------------   ---------------
Ian W. Delaney...........................    2001     557,500        40,000                  --            90,721
Chairman                                     2000     472,500        40,000                  --           119,433
                                             1999     450,000        40,000                  --            56,280

Dennis G. Maschmeyer(4)..................    2001     289,850            --                  --            37,296
President and Chief Executive Officer        2000     219,200            --                  --            42,399
  (current)                                  1999     210,000            --                  --            35,317

Frederic J. Wellhauser(4)................    2001     360,000        35,000                  --            62,695
President and Chief Executive Officer        2000     315,000        35,000                  --            95,815
  (former)                                   1999     300,000        35,000                  --            51,320

Patrice Merrin Best......................    2001     287,917        32,250                  --            43,354
Executive Vice President and                 2000     267,615        32,000                  --            40,821
  Chief Operating Officer                    1999     201,250        32,000                  --            25,025

Samuel W. Ingram.........................    2001     280,099        32,000                  --            50,321
Senior Vice President, General Counsel       2000     238,750        32,000                  --            60,252
  and
  Corporate Secretary                        1999     230,000        32,000                  --            64,029

Jowdat Waheed(5).........................    2001     276,667        32,000             100,000            41,716
Senior Vice President, Finance               2000     232,500        32,000                  --            30,093
  and Chief Financial Officer                1999     220,000        32,000                  --            27,518

------------------------

NOTES:

(1) The amounts shown as other annual compensation were in the form of general allowances for perquisites. Perquisites and other personal benefits for Mr. Maschmeyer did not exceed 10 percent of total annual salary.

(2) The Corporation maintains both a Stock Option Plan, and a Stock-Linked Compensation Plan. The latter provides for the issuance of units representing "stock appreciation rights" ("SARs"), entitling the holder, upon exercise, to a cash payment of the difference between the exercise price (the market price at the time of grant) and the current market price at the time of exercise. Long term compensation awarded to Named Executive Officers in 2001 were all in the form of SARs.

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(3) In 2001, Messrs. Delaney, Wellhauser, Ingram and Waheed and Ms. Merrin Best
    received $80,415, $52,560, $39,328 and $40,020 and $41,593 respectively, of other compensation in the form of contributions to the Corporation's retirement savings programs and also received taxable benefits for life and health insurance and in the case of Mr. Ingram in respect of imputed interest on a housing relocation loan. Mr. Maschmeyer, in 2001, received $21,790 in the form of contributions to the Corporation's retirement savings programs and also received taxable benefits for life and health insurance and car allowance.

(4) Mr. Wellhauser retired as President and Chief Executive Officer as of December 1, 2001. Mr. Mashemeyer assumed that position on that date.
    Mr. Maschmeyer was formerly Senior Vice President, Metals Operations, of the Corporation.

(5) Mr. Waheed also serves as President and Chief Executive Officer of Sherritt Power Corporation which reimburses the Corporation one-half of Mr. Waheed's annual compensation and all other compensation.

                            OPTION/SAR GRANTS DURING
                   THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                  % OF TOTAL                       MARKET VALUE OF
                             SECURITIES UNDER    OPTIONS/SARS                   SECURITIES UNDERLYING
                               OPTIONS/SARS       GRANTED TO     EXERCISE OR     OPTIONS/SARS ON THE
                                 GRANTED         EMPLOYEES IN     BASE PRICE        DATE OF GRANT
NAME                               (#)          FINANCIAL YEAR   ($/SECURITY)        ($/SECURITY)        EXPIRATION DATE
----                         ----------------   --------------   ------------   ----------------------   ---------------
Jowdat Waheed..............       100,000(1)         100%          $5.5559              $5.5559           June 19, 2011

------------------------

NOTES:

(1) Units granted pursuant to the Corporation's Stock-Linked Compensation Plan.

STOCK OPTION EXERCISES

    The following table provides information concerning the financial year end value of unexercised options granted by the Corporation to the Named Executive Officers.

       AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
            FINANCIAL YEAR AND FINANCIAL YEAR END OPTION/SAR VALUES

                                  SECURITIES                                                    VALUE OF UNEXERCISED
                                 ACQUIRED ON    AGGREGATE VALUE    UNEXERCISED OPTIONS(1)/      IN-THE-MONEY OPTIONS/
                                   EXERCISE        REALIZED           SARS(2) AT FY-END           SARS AT FY-END(3)
NAME                                 (#)              ($)         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                             ------------   ---------------   -------------------------   -------------------------
Ian W. Delaney.................       --              --             2,915,000/ --                 66,950/ --

Dennis G. Maschmeyer...........       --              --              310,000/ --                  61,800/ --

Frederic J. Wellhauser.........       --              --              550,000/ --                 103,000/ --

Patrice Merrin Best............       --              --              260,000/ --                  61,800/ --

Samuel W. Ingram...............       --              --              370,000/ --                  61,800/ --

Jowdat Waheed..................       --              --            165,000/100,000                15,450/ --

------------------------

NOTES:

(1) Options to purchase Restricted Voting Shares under the Stock Option Plan of the Corporation.

(2) Units granted under the Stock-Linked Compensation Plan of the Corporation.

(3) The value of options to purchase Restricted Voting Shares, and of SARs, has been calculated by comparison of the exercise price to the closing price on The Toronto Stock Exchange of the Restricted Voting Shares on December 31, 2001, which was $4.08.

DEFINED BENEFIT PENSION PLAN

    The following table sets out the combined estimated annual benefits payable under the Corporation's Defined Benefit Pension Plan for Salaried Employees and the Executive Supplementary Pension Plan for the remuneration levels and years of service set out.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                                 ---------------------------------------------------------
BASE SALARY                                      25 YEARS    30 YEARS    35 YEARS    40 YEARS    45 YEARS
-----------                                      ---------   ---------   ---------   ---------   ---------
$125,000.......................................  $ 49,900    $ 59,880    $ 69,860    $ 79,840    $ 89,820
$150,000.......................................  $ 60,838    $ 73,005    $ 85,173    $ 97,340    $109,508
$175,000.......................................  $ 71,775    $ 86,130    $100,485    $114,840    $129,195
$200,000.......................................  $ 82,713    $ 99,255    $115,798    $132,340    $148,883
$225,000.......................................  $ 93,650    $112,380    $131,110    $149,840    $168,570
$250,000.......................................  $104,588    $125,505    $146,423    $167,340    $188,258
$275,000.......................................  $115,525    $138,630    $161,735    $184,840    $207,945
$300,000.......................................  $126,463    $151,755    $177,048    $202,340    $227,633
$325,000.......................................  $137,400    $164,880    $192,360    $219,840    $247,320
$350,000.......................................  $148,338    $178,005    $207,673    $237,340    $267,008
$375,000.......................................  $159,275    $191,130    $222,985    $254,840    $286,695
$400,000.......................................  $170,213    $204,255    $238,298    $272,340    $306,383
$425,000.......................................  $181,150    $217,380    $253,610    $289,840    $326,070
$450,000.......................................  $192,088    $230,505    $268,923    $307,340    $345,758
$475,000.......................................  $203,025    $243,630    $284,235    $324,840    $365,445
$500,000.......................................  $213,963    $256,755    $299,548    $342,340    $385,133
$525,000.......................................  $224,900    $269,880    $314,860    $359,840    $404,820
$550,000.......................................  $235,838    $283,005    $330,173    $377,340    $424,508
$575,000.......................................  $246,775    $296,130    $345,485    $394,840    $444,195
$600,000.......................................  $257,713    $309,255    $360,798    $412,340    $463,883
$625,000.......................................  $268,650    $322,380    $376,110    $429,840    $483,570
$650,000.......................................  $279,588    $335,505    $391,423    $447,340    $503,258
$675,000.......................................  $290,525    $348,630    $406,735    $464,840    $522,945
$700,000.......................................  $301,463    $361,755    $422,048    $482,340    $542,633
$725,000.......................................  $312,400    $374,880    $437,360    $499,840    $562,320

    Pension benefits are based only on the salary component of remuneration as set out in the Summary Compensation Table. At December 31, 2001,
Mr. Maschmeyer's credited service was 39.5 years. The other Named Executive Officers do not participate in the Defined Benefit Pension Plan. Pension benefits are computed on a single life basis. On the death of the member, within five years after retirement, full pension benefits are guaranteed to the member's beneficiary for the balance of the five year period. The benefits listed in the table are not subject to any deduction for social security received or other offset amount.

CONTRACTS RELATING TO EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND TERMINATION OF
  EMPLOYMENT

    Upon Mr. Maschmeyer's appointment as an executive officer of the Corporation, the Corporation entered into an agreement with him providing that, if his employment is terminated for reasons other than cause or disability, he will be entitled to receive salary and continued benefits for a period of 30 months, or until he reaches the age of 65, whichever occurs first.

    The other Named Executive Officers do not currently have written employment contracts with the Corporation.

COMPENSATION OF DIRECTORS

    Directors, who are not employees of the Corporation, receive a fee of $5,500 for each meeting attended of the board of directors and $1,100 for each committee meeting attended to a maximum of $2,200 payable in any one day for such committee meetings plus expenses in connection therewith. Such directors receive a fee of $550 for each telephone conference call meeting attended. Such directors receive no additional compensation for travel or preparation time. Directors also receive options to purchase shares in the Corporation and units granted pursuant to the Corporation's Stock-Linked Compensation Plan.

    In addition, so long as the so-called "Helms-Burton" legislation remains in force in the United States, the three outside and unrelated directors of the Corporation will receive a special fee of $100,000 each per annum.

DIRECTORS' AND OFFICERS' INSURANCE

    Directors' and officers' liability insurance in the amount of US$100,000,000 has been purchased at the Corporation's expense for the protection of all directors and officers against liability incurred by them in their capacities as directors and officers of the Corporation and its present subsidiaries and metals enterprise joint venture companies. The annual premium paid by the Corporation for such insurance is currently US$293,500. There is a deductible of US$250,000 per occurrence, payable by the Corporation.

    The Corporation also makes life insurance and accidental death or dismemberment insurance available to each of its directors. The annual premium paid by the Corporation for such insurance is currently $56,681 in the aggregate.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

    The aggregate indebtedness of all current and former officers, directors and employees of the Corporation outstanding as at March 31, 2002 was $521,393.

                               OTHER INFORMATION

    The Corporation undertakes, upon request to the Senior Vice President, General Counsel and Corporate Secretary, Sherritt International Corporation, to provide to any person, subject to payment of a reasonable charge if the request is made by a person who is not a security holder of the Corporation, one copy of the Corporation's current Annual Information Form ("AIF"), together with one copy of any document or pertinent pages of any document incorporated by reference in the current AIF, one copy of the Corporation's most recently filed comparative annual financial statements together with the accompanying report of the auditor and one copy of any interim financial statements, when issued, subsequent to the annual financial statements at and for the period ended December 31, 2001.

APPROVAL OF DIRECTORS

    The contents and the sending of this Circular to the shareholders of the Corporation have been approved by the Board of Directors of the Corporation.

                                                 By Order of the Board

                                                 [SIGNATURE]

                                                 SAMUEL W. INGRAM
Toronto, Ontario                                 Senior Vice President,
April 15, 2002                                   General Counsel and Corporate Secretary

                                  SCHEDULE "A"
              RESOLUTION RELATING TO EMPLOYEE SHARE PURCHASE PLAN

BE IT RESOLVED THAT:

1. Subject to regulatory approval, section 20 of the Corporation's employee share purchase plan (the "Plan") be amended to provide that the maximum number of restricted voting shares (the "Shares") which may be issued pursuant to the Plan (except as contemplated pursuant to section 18 of the Plan) shall be increased from 400,000 to 800,000 Shares;

2. 400,000 additional Shares of the Corporation be reserved for issuance in accordance with the terms of the Plan; and

3. any director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed, whether under the corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such certificates, instruments, agreements, notices and other documents, and to do or cause to be done all such other acts and things, as in the opinion of such director or officer may be necessary or desirable in connection with the foregoing.

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